UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 200 Foothill Ranch, California		92610-2831
(Address of Principal Executive Offices)		(Zip Code)

(949) 614-1740

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Kaiser Aluminum Corporation (the “Company”) previously filed a Current Report on Form 8‑K on April 1, 2021 (the “Initial Report”) to report the completion of the Company’s acquisition of Alcoa Warrick LLC and certain assets comprising the aluminum casting and rolling mill facility (“Alcoa Warrick Rolling Mill”), pursuant to the terms of the Purchase Agreement between the Company and Alcoa Corporation (“Alcoa”) dated November 30, 2020.

The purpose of this Current Report on Form 8-K/A (the “Amended Report”) is to provide the historical financial statements and pro forma financial information required by Item 9.01 of Form 8-K that were previously omitted from the Initial Report as permitted by Item 9.01(a)(4).

The pro forma financial information included in this Amended Report on Form 8-K/A has been presented for informational purposes, is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated statement of financial condition actually would have been had the acquisition and other adjustments been completed as of the dates indicated or will be for any future periods.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of business acquired

The audited combined balance sheets of the Alcoa Warrick Rolling Mill, which is a carve-out of certain operations of Alcoa Warrick, LLC as of December 31, 2020 and 2019, the related combined statements of loss, comprehensive loss, of changes in net parent investment and cash flows for the years ended December 31, 2020 and 2019, the related notes and the related report of PricewaterhouseCoopers LLP are all filed as Exhibit 99.1 hereto and incorporated by reference herein.

(b)  Pro forma financial information

The unaudited pro forma combined financial information of the Company, giving effect to the acquisition of the Alcoa Warrick Rolling Mill, which includes the unaudited pro forma combined statement of operations for the year ended December 31, 2020, the unaudited pro forma combined balance sheet as of December 31, 2020 and the related notes, is filed as Exhibit 99.2 hereto and incorporated by reference herein.

(c)  Exhibits

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP.
99.1

The historical audited combined balance sheets of Alcoa Warrick Rolling Mill (carve-out of certain operations of Alcoa Warrick, LLC) as of December 31, 2020 and 2019, the related combined statements of loss and comprehensive loss, of changes in net parent investment and cash flows for the years ended December 31, 2020 and 2019, and the related notes.

99.2

The unaudited pro forma combined financial information of the Company, giving effect to the acquisition of Alcoa Warrick Rolling Mill, which includes the unaudited pro forma combined balance sheet as of December 31, 2020 and the unaudited pro forma combined statement of operations for the year ended December 31, 2020 and the related notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Amended Report contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. The Company cautions that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (i) the Company’s ability to successfully integrate the acquired operations and technologies, drive innovative solutions and further advance its capabilities; (ii) the effectiveness of management’s strategies and decisions, including capital spending strategies and decisions; (iii) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality and other conditions in the aerospace/high strength, automotive, general engineering, packaging and other end markets the Company serves; and (iv) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Neal E. West
Neal E. West
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: May 7, 2021